UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2005 (October 28, 2005)

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in its Charter)

333-44467-01
(Commission File Number)

California	77-0369575
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2005, Essex Property Trust, Inc., a real estate investment trust incorporated in Maryland (“Essex”), and its operating partnership, Essex Portfolio, L.P., a California limited partnership (the “Operating Partnership”), entered into an Indenture, dated October 28, 2005, by and among Essex, as the Guarantor, the Operating Partnership, as the Issuer, and Wells Fargo Bank, N.A., as the Trustee (the “Indenture”). For a brief description of the material terms of the Indenture, please see Item 2.03 of this Form 8-K, which is incorporated by reference into this Item 1.01. A copy of the Indenture is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety.

Item 2.03. Creation of a Direct Financial Obligation.

On October 28, 2005, the Operating Partnership issued $190 million aggregate principal amount of exchangeable senior notes due 2025. An additional $35 million aggregate principal amount of notes may be issued, at the option of the initial purchasers, within 30 days of the initial issuance of the notes.

The notes are senior unsecured obligations of the Operating Partnership. The notes are fully and unconditionally guaranteed by Essex. The Operating Partnership intends to use a portion of the net proceeds from this offering to repay certain of its outstanding indebtedness and a portion of the net proceeds to enable Essex to repurchase up to $25 million of Essex’s common stock.

Prior to November 1, 2020, the notes will be exchangeable only upon the occurrence of specified events, at the option of the holder into cash and, in certain circumstances, shares of Essex’s common stock at an initial exchange rate of 9.6852 shares per $1,000 principal amount of notes (or an initial exchange price of approximately $103.25 per share). On or after November 1, 2020, the notes will be exchangeable at any time prior to the second business day prior to maturity at the option of the holder into cash and, in certain circumstances, shares of Essex’s common stock at the above initial exchange rate. The initial exchange rate is subject to adjustment in certain circumstances.

Prior to November 4, 2010, the notes will not be redeemable at the option of the Operating Partnership, except to preserve the status of Essex as a REIT. After November 4, 2010, the Operating Partnership may redeem all or a portion of the notes at a redemption price equal to the principal amount plus accrued and unpaid interest (including additional interest), if any.

Holders of the notes may require the Operating Partnership to repurchase all or a portion of the notes at a purchase price equal to the principal amount plus accrued and unpaid interest (including additional interest) if any, on the notes on November 1, 2010, November 1, 2015 and November 1, 2020, or after the occurrence of a fundamental change.

Subject to the terms of the Indenture and the notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal or interest under the notes, and (ii) a default in the payment of principal of certain other indebtedness of the Operating Partnership, the principal and accrued and unpaid interest on the outstanding notes will automatically become due and payable.

The notes have been sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933.

The Indenture is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

   Attached is the following exhibit:

Exhibit Number	Description
10.1	Indenture, dated October 28, 2005, by and among Essex Property Trust, Inc., as Guarantor, Essex Portfolio, L.P., as the Issuer, and Wells Fargo Bank, N.A., as the Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2005

ESSEX PROPERTY TRUST, INC.
By: /s/ Michael T. Dance
Michael T. Dance
Senior Executive Vice President & Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2005

ESSEX PORTFOLIO, L.P. By: Essex Property Trust, Inc. Its: General Partner
By: /s/ Michael T. Dance
Michael T. Dance
Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Indenture, dated October 28, 2005, by and among Essex Property Trust, Inc., as Guarantor, Essex Portfolio, L.P., as the Issuer, and Wells Fargo Bank, N.A., as the Trustee